Exhibit 99.1

NEWS BULLETIN                               RE: COLLECTORS UNIVERSE, INC.
     FROM:                                          P.O. Box 6280
                                                 Newport Beach, CA 92658
{LOGO] Weber Shandwick                               NasdaqNM:CLCT
       Financial Communications

FOR FURTHER INFORMATION:

At the Company:
Michael Lewis
Chief Financial Officer
(949) 567-1375
lewism@collectors.com
---------------------

At FRB | Weber Shandwick:
Kristen McNally
General Information
(310) 407-6548
kmcnally@webershandwick.com
---------------------------

Brandi Piacente
Investor/Analyst Information
(415) 296-2245
bpiacente@webershandwick.com
----------------------------

FOR IMMEDIATE RELEASE
April 28, 2003

                           COLLECTORS UNIVERSE REPORTS
                   THIRD QUARTER FISCAL 2003 FINANCIAL RESULTS

                 |X| Fiscal third quarter net revenue increase
                     |X| Fiscal third quarter EPS of $0.00

NEWPORT BEACH, Calif., April 28, 2003 -- Collectors Universe, Inc. (NasdaqNM:
CLCT), the leading provider of value-added grading and authentication services and products to dealers and collectors of high-end collectibles, today announced financial results for the third quarter of fiscal 2003 ended March 31, 2003.

Third Fiscal Quarter and Nine Month Operating Performance

Net revenues for the third fiscal quarter of 2003 increased 21% to $15,600,000, from $12,900,000 in the year-ago quarter. For the nine months ended March 31, 2003, net revenues increased 20% to $39,500,000 from $32,800,000 in the nine months ended March 31, 2002. Net revenues increased 38% from $11,300,000 reported for the second fiscal quarter of 2003. The net revenue growth was primarily the result of (i) continued strength in the coin market, which positively impacted each of Collectors' three business units: grading and authentication services ("services"), auctions and direct sales, and (ii) sales during the third quarter of the current year of gold bullion coins, which are made periodically as an accommodation to direct sale customers and on which the Company generates relatively low margins.

During the quarter ended March 31, 2003, gross margin was 33% as compared to 37% for the corresponding quarter of the prior year. Gross margin for the nine months ended March 31, 2003 was 37%, as compared to 38% for the same nine months of fiscal 2002. The decline in gross margin in the three months ended March 31, 2003 was due to a combination of factors, the most important of which consisted of (i) more rapid growth in the Company's auction and direct collectibles sales business than in its higher margin grading and authentication service business, which led to a change in the mix of revenues to an increased proportion of revenues from collectibles sales, (ii) the gold bullion sales that occurred in the third quarter of the current year, and (iii) the Company's revenue recognition policies which require it to recognize the costs and other expenses of auction sales in the accounting period when those auction take place, but require the recognition of the revenues from those auction sales when the sale proceeds are received, usually 45 days after an auction is conducted.

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Collectors Universe
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The mix of revenues for the three months ended March 31, 2003 was 30% for grading and authentication services, 10% for auctions and 60% for collectibles sales, as compared to 36% for grading and authentication services 11% for auctions and 53 % for collectibles sales in the same three months of fiscal 2002. By contrast, the mix of revenue for the nine months ended March 31, 2003 was 36% for grading and authentication services, 12% for auctions and 52% for collectibles sales, as compared to 39% for grading and authentication services and services, 12% for auctions and 49% for collectibles sales in the same nine months of fiscal 2002. "The coins and currency market remained strong during our fiscal third quarter, contributing to the growth of both our grading and authentication services and collectibles sales segments," said Michael Haynes, Chief Executive Officer of Collectors Universe. "Additionally, we have seen growth, albeit more modest, in sales of other collectibles including currency, sportscards, and sports and entertainment autographs and memorabilia.

"To build momentum in our higher margin grading business, we are executing on several key initiatives that include broadening the scope of grading and authentication services we offer our customers. We intend to offer advances to coin dealers, secured by the coins they submit to us for grading and authentication, that will provide an added incentive for them to have their coins graded by us. On the commerce side of our business, we intend to provide auction advances that are designed to increase consignments to our auctions, increasing the number of auctions we conduct and producing live auctions at major collectibles dealer conventions," stated Haynes.

Selling, general and administrative (SG&A) expense decreased as a percentage of net revenues to 34% for the third fiscal quarter of 2003, compared with 41% in the year-ago quarter. For the nine months ended March 31, 2003, SG&A expense declined to 40% of net revenues from 48% in the first nine months of fiscal 2002. Those improvements reflect the increases in revenues and cost cutting programs initiated during the second quarter of the current fiscal year.

Collectors Universe reported a net loss of $0.00 per basic and diluted share, for the third quarter of fiscal 2003, compared with a net loss of $470,000, or $0.08 per basic and diluted share, for the third quarter of fiscal 2002, and a net loss of $449,000, or $0.07 per basic and diluted share, for the second quarter of fiscal 2003. For the nine months ended March 31, 2003, the Company reported a net loss (before the previously reported accounting charge of $8,970,000 for goodwill impairment recorded in the first quarter of the current fiscal year) of $180,000, or $0.03 per basic and diluted share. By comparison, for the nine months ended March 31, 2001, the Company reported a net loss of $2,656,000, or $0.42 per basic and diluted share. These improvements were primarily the result of increases in net revenues and a slowing of the increase in selling, general and administrative expenses, partially offset by declines in gross margin, in the quarter and nine months ended March 31, 2003, as compared to the corresponding prior year periods.

Financial Strength

Net cash provided by operations was $4,100,000 for the first nine months of fiscal 2003. At March 31, 2003, cash and cash equivalents totaled $8,900,000 compared with $4,900,000 at June 30, 2002. Assets totaled $37,500,000 at March 31, 2003, compared with $45,500,000 at June 30, 2002. Total stockholders' equity was $27,600,000 at March 31, 2003, compared with $37,100,000 at June 30, 2002.
The declines in total assets and in stockholders equity were primarily attributable to the goodwill impairment charge recognized in the first quarter of the current fiscal year as a result of the Company's adoption of SFAS 142. Total working capital was $18,900,000 at March 31, 2003, and the Company currently has no debt.

Through the services of an investment banking firm retained in March, the Company is seeking to obtain a new bank credit facility or other institutional debt financing in an amount up to $20 million to be used primarily for auction advance lending. The Company presently has access to an undrawn $1.5 million short-term credit facility with a commercial bank.

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Collectors Universe
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Commitment to Growth and Profitability

"In addition to our specific strategies aimed at top line growth, we are taking steps to enhance profitability through accelerated marketing efforts and improved operating efficiencies," Haynes commented. "Over time, we intend to expand our existing brands both vertically and horizontally through the addition of services and products tailored to our four core markets. We intend to leverage our world-class collectibles expertise and prominent brands to broaden our reach in our targeted growth markets such as entertainment and sports memorabilia, with an emphasis on fostering growth in fee-related businesses within both the services and auctions sectors.

"In the meantime, we are continuing a steadfast focus on reducing our costs by improving our administrative efficiencies. We expect to continue our trend toward profitable operations and to complete our fiscal year with a modest fourth quarter profit," Haynes concluded.

Conference Call and Webcast

Management of Collectors Universe will host a conference call with a simultaneous webcast today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss third quarter fiscal 2003 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the Company's web site at www.collectors.com and click on the link under the Investor Information menu.

An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through May 5, 2003, by dialing (800) 405-2236 or
(303) 590-3000 and entering the passcode 536692#.

About Collectors Universe

Collectors Universe, Inc. is the leading provider of products and essential services to the high-end collectibles market. The Collectors Universe brands, including Professional Sports Authenticator (PSA) are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sportscards, stamps, and autographs. The Company engages in collectibles commerce, selling coins, currency, sportscards and sports memorabilia, and entertainment memorabilia through direct sales, auctions, catalogs, and the Internet. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's website, www.collectors.com, and is also published in print.

Forward-Looking Statements

This news release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our actual results in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, including a potential further slowing of the economy and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and therefore the grading fees we generate and the volume of collectible sales that we are able to make; increases in competition for and difficulties in obtaining consignments of collectibles that could reduce the size and profitability of our auctions, even if we succeed in obtaining a larger credit facility to fund advances to consignors; potential losses on owned collectible merchandise or the need to adjust these inventories to fair market value through inventory write downs; our dependence on a limited number of key management

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Collectors Universe
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personnel the loss of any of which could adversely affect future financial performance; and seasonality and potential fluctuations in quarterly operating results and quarterly cash flows. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002. These forward-looking statements are made only as of the date of this news release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Collectors Universe
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                   Collectors Universe, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                    Unaudited
                      (in thousands except per share data)

                                                                              Three Months Ended               Nine Months Ended
                                                                           ------------------------        ------------------------
                                                                           March 31,      March 31,        March 31,      March 31,
                                                                             2003            2002            2003            2002
                                                                           ---------      ---------        ---------      ---------
Net revenues                                                               $ 15,604        $ 12,856        $ 39,509        $ 32,799
Cost of revenues                                                             10,519           8,036          24,782          20,206
                                                                           --------        --------        --------        --------
Gross profit                                                                  5,085           4,820          14,727          12,593

Selling, general and administrative expenses                                  5,246           5,282          15,942          15,635
Amortization of goodwill and intangibles                                         19             411              56           1,234
                                                                           --------        --------        --------        --------
Total operating expenses                                                      5,265           5,693          15,998          16,869

Operating loss                                                                 (180)           (873)         (1,271)         (4,276)
Interest income, net                                                             69             107             248             233
Other income                                                                     34               4              42              17
                                                                           --------        --------        --------        --------
Loss before income taxes                                                        (77)           (762)           (981)         (4,026)
Benefit from income taxes                                                       (52)           (292)           (803)         (1,370)
                                                                           --------        --------        --------        --------
Net loss before cumulative effect of change
  in accounting principle                                                       (25)           (470)           (178)         (2,656)

Cumulative effect of change in accounting principle,
  net of tax                                                                     --              --          (8,973)             --
                                                                           --------        --------        --------        --------
Net loss                                                                   $    (25)       $   (470)       $ (9,151)       $ (2,656)
                                                                           ========        ========        ========        ========

Loss per common share - basic
   Before cumulative effect of accounting change                           $   0.00        $  (0.08)       $  (0.03)       $  (0.42)
   Cumulative effect of accounting change                                        --              --           (1.46)             --
                                                                           --------        --------        --------        --------
Net loss - basic                                                           $   0.00        $  (0.08)       $  (1.49)       $  (0.42)
                                                                           ========        ========        ========        ========

Loss per common share - diluted
   Before cumulative effect of accounting change                           $   0.00        $  (0.08)       $  (0.03)       $  (0.42)
   Cumulative effect of accounting change                                        --              --           (1.46)             --
                                                                           --------        --------        --------        --------
Net loss - diluted                                                         $   0.00        $  (0.08)       $  (1.49)       $  (0.42)
                                                                           ========        ========        ========        ========

Weighted average shares outstanding:
Basic                                                                         6,131           6,253           6,162           6,250
Diluted                                                                       6,131           6,253           6,162           6,250

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Collectors Universe
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                   Collectors Universe, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                     As of March 31, 2003 and June 30, 2002
                                    Unaudited
                                 (in thousands)

                                                                                                         March 31,         June 30,
                                                                                                           2003              2002
                                                                                                         ---------         --------
ASSETS
Current Assets:
 Cash and cash equivalents                                                                               $  8,853          $  4,947
 Accounts receivable, net                                                                                   8,015             7,291
 Auction consignment advances                                                                               1,339             3,359
 Inventories, net                                                                                           7,170             8,166
 Prepaid expenses and other                                                                                   852               513
 Notes receivable                                                                                             550               481
 Note receivable from an officer                                                                               --               381
 Refundable income taxes                                                                                      957             1,191
 Deferred taxes                                                                                               648               648
                                                                                                         --------          --------
   Total current assets                                                                                    28,384            26,977

Property and equipment, net                                                                                 1,438             1,736
Notes receivable, net of current portion                                                                      123               476
Goodwill, net                                                                                               1,477            14,961
Intangible assets, net                                                                                         37                93
Deferred income  taxes                                                                                      5,759             1,074
Other assets                                                                                                  240               192
                                                                                                         --------          --------
                                                                                                         $ 37,458          $ 45,509
                                                                                                         ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                                                        $    413          $    878
 Consignor payable                                                                                          6,229             4,598
 Accrued liabilities                                                                                          753               736
 Accrued compensation and benefits                                                                            799               967
 Deferred revenue                                                                                           1,271               921
                                                                                                         --------          --------
   Total current liabilities                                                                                9,465             8,100

Deferred rent                                                                                                 385               281

Stockholders' equity:
 Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued
   or outstanding                                                                                              --                --
 Common stock, $.001 par value; 30,000 shares authorized; issued 6,131 at
   March 31, 2003 and 6,381 at June 30, 2002                                                                   25                26
 Additional paid-in capital                                                                                40,880            41,248
 Accumulated deficit                                                                                      (12,276)           (3,125)
 Treasury stock, at cost (125 shares)                                                                      (1,021)           (1,021)
                                                                                                         --------          --------
   Total stockholders' equity                                                                              27,608            37,128
                                                                                                         --------          --------
                                                                                                         $ 37,458          $ 45,509
                                                                                                         ========          ========